Targeted Medical Pharma, Inc - SC 13D/A

Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement"), dated July 18, 2011, is entered into by and among Griffin Ventures, Ltd.  (the “Seller”), and the investors listed on Schedule A hereto (the “Buyers”).  Buyers and Seller are sometimes hereinafter collectively referred to as the “Parties”.

WHEREAS, Seller is the legal record and beneficial owner of an aggregate of Two Hundred Twenty Three Thousand Five hundred Eighty Five (223,585) shares of common stock, par value $0.001 per share (the “Common Stock”), of Targeted Medical Pharma, Inc., a Delaware corporation (the “Company”); and

WHEREAS, for good and valuable consideration, Seller desires to transfer and sell to Buyers all right, title and interest in an aggregate of Seventy Five Thousand Four Hundred Seventy Two (75,472) shares of the Common Stock (the "Securities") and Buyers desire to purchase all such right, title and interest in the Securities (the “Sale”) in the amounts set forth in Schedule A hereto;

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           Sale of Securities.

(a)           Securities to be Acquired.  At the Closing, and upon the terms and subject to the conditions of this Agreement, and upon the representations, warranties and covenants herein made, Seller shall sell, transfer, assign and convey to each of the Buyers, and each of the Buyers agrees to purchase from the Seller, the number of Securities set forth next to such Buyer's name on Schedule A hereto, for the Purchase Price hereinafter set forth.

(b)           Purchase Price.  Upon the terms and subject to the conditions set forth in this Agreement, each Buyer shall pay the amount set forth next to such Buyer's name on Schedule A, or $2.65 per share of Common Stock (the “Per Share Price”), in immediately available funds by check or wire transfer to the Seller.  The aggregate "Purchase Price" for all of the Securities is Two Hundred Thousand Dollars ($200,000).  The Per Share Price is based upon a pre-money valuation of the Company of $60,639,067.55 (the “Buyer Pre-Money Valuation”).

2.           Adjustment.                      The Per Share Price shall be adjusted as necessary (the “Adjusted Per Share Price”) to ensure that the Buyer Pre-Money Valuation represents a discount of at least 25% (the “Discount”) to the pre-money valuation of the Company immediately prior to a subsequent underwritten public offering (a “Qualified Offering”) undertaken by the Company (the “Qualified Offering Pre-Money Valuation”).  If the difference between the Buyer Pre-Money Valuation and the Qualified Offering Pre-Money Valuation is less than the Discount, then the Seller shall transfer to the Buyers additional shares of Common Stock (the “Adjustment Shares”)

of the Company as necessary to reduce the Per Share Price to the Adjusted Per Share Price.  If, at any time prior to the consummation of any Qualified Offering, (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon any subsequent triggering of this Section 2, the registered holder of the Securities shall have the right to receive, for each share of Adjustment Shares that would have been issuable upon such trigger immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of Adjustment Shares issuable hereunder immediately prior to such event.

3.           Representations and Warranties of Seller.   The Seller hereby represents and warrants to each Buyer, which representations and warranties shall survive the Closing, the following:

(a)           The Securities are wholly-owned by Seller free and clear of all liens, agreements, security interests, claims, charges and encumbrances of any kind and nature and no third party holds any right or interest (beneficial or otherwise) in the Securities.

(b)           This Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.  Seller has full power and authority to enter into and consummate this Agreement and sell the Securities and the consent of no other party or entity is necessary for the consummation of the transactions contemplated herein.  The execution, delivery and performance by Seller of this Agreement will not result in any willful violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or federal law to which Seller is subject, any mortgage, indenture, agreement, document, instrument, judgment, decree, order, rule or regulation, or other restriction to which Seller is a party or by which Seller or the Securities may be bound, or result in the creation of any lien upon any of the properties or assets of Seller pursuant to any such term.

(c)           No governmental, administrative or other third party consents or approvals are required, necessary or appropriate in order for Seller to convey, transfer and assign to and vest in the Buyers good and marketable right, title and interest in and to the Securities, free and clear of all liens, security interests, claims, charges and encumbrances of any nature whatsoever.

(d)           There is no action, suit, investigation or proceeding pending, to the knowledge of the Seller, threatened against or affecting the Seller which: (i) seeks to restrain,

enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

(e)           Based on the actual knowledge of the Seller, without any independent investigation or inquiry, there are no proceedings pending or threatened against the Company or the Seller, relating to the Securities.

(f)           Seller understands that Seller (and not the Buyers) shall be responsible for any and all tax liabilities of Seller that may arise as a result of the transactions contemplated by this Agreement.

(g) The Company has authorized capital consisting of 120,000,000 shares, of which 100,000,000 are designated as Common Stock and 20,000,000 of which are designated as preferred stock. 21,949,576 shares of Common Stock of the Company and zero shares of preferred stock of the Company are issued and outstanding as of the date hereof.  Except for options to purchase an aggregate of 933,091 shares of Common Stock of the Company, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is obligated to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  The Company has no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights or plans.

(h)           The Seller has made or will make available to Buyers true, correct and complete copies of the Company’s audited financial statements for the fiscal years ended December 31, 2008, 2009 and 2010 and the Company’s unaudited financial statements for the quarter ended March 31, 2011 (collectively the “Company Financial Statements”).  The Company Financial Statements: (i) in all material respects accurately reflect the Company’s books and records as of the times and for the periods referred to therein, (ii) were prepared in accordance with the generally accepted accounting principles of the United States applied on a consistent basis throughout the periods involved and (iii) fairly present in all material respects the consolidated financial position of the Company’s operations and cash flows for the periods indicated.

(i)           The Seller has made available to the Buyers true and complete copies of all reports or registration statements the Company has filed with the SEC under the Securities Act and the Exchange Act, during the 12 months preceding the date of this Agreement, all in the form so filed (collectively the “SEC Documents”).  The Company has filed all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement.  As of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.  None of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

(j)           The Company has sufficiently addressed all requests and questions raised by Nasdaq in connection with its application to list its securities on The Nasdaq Capital Market, including those questions and requests contained in the March 17, 2011 correspondence from Nasdaq, and, subject only to meeting the minimum bid price requirement, the Company has satisfied all requirements, including adequately addressing all requests and questions raised by Nasdaq, to have its common stock listed on The Nasdaq Capital Market concurrently with the effective date of its initial public offering registered on Form S-1, registration number 333-172243 (the “Registration Statement”).

4.           Representations and Warranties of Buyers.  Each Buyer, severally and not jointly, hereby represents and warrants to the Seller, which representations and warranties shall survive the Closing, the following:

(a)           Buyer has all requisite power and authority to execute, deliver and perform under this Agreement and the other agreements, certificates and instruments to be executed by Buyer in connection with or pursuant to this Agreement.  Upon execution and delivery by Buyer at the Closing, this Agreement is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under, any charter provision or bylaw or under any material agreement, to which Buyer is a party or by which Buyer is in any way bound or obligated.

(c)           No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Buyer in connection with the transactions contemplated by this Agreement.

(d)           Buyer understands that the Securities are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Buyer’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Buyer is acquiring the Securities hereunder in the ordinary course of its business. Buyer does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(e)            At the time Buyer was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Buyer is not required to be registered as a broker-dealer under Section 15 of the Exchange Act of 1934, as amended.

(f)       Buyer acknowledges that there exists no public market for the Securities, that no such public market may develop in the future, the Securities, when issued, will be “restricted securities” and as a result, Buyer acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.  Buyer is aware of the provisions of Rule 144 promulgated under the Act which permit resales of common stock purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

(g)           Buyer either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h)           Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(i)           Buyer acknowledges that Buyer has had the opportunity to ask questions of, and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its proposed business plan and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Buyer.  In connection therewith, Buyer acknowledges that Buyer has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.  Buyer has received and reviewed all the information concerning the Company and the Securities, both written and oral, that Buyer desires.  Without limiting the generality of the foregoing, Buyer has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that Buyer desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, Buyer has relied solely on (i) Buyer’s own knowledge and understanding of the Company and its business based upon Buyer’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 4(j) below.

(j)           Buyer has carefully considered and has discussed with the Buyer’s legal, tax, accounting and financial advisors, to the extent the Buyer has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Buyer’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Buyer. Buyer has relied solely on such advisors and not on any statements or representations of the Company or any of its agents.  Buyer understands that Buyer (and not the Company) shall be responsible for Buyer’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(k) Buyer acknowledges and agrees that such Buyer’s investment in the Company is reasonable in relation to Buyer’s net worth and financial needs and Buyer is able to bear the economic risk of losing their entire investment in the Securities.

(l)           Buyer understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend or one substantially similar thereto, which Buyer has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the jurisdiction in which Buyer resides.

(m)           Buyer has not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in, or is in any way contrary to or inconsistent with, statements made in this Agreement.

(n)           No representations or warranties have been made to Buyer by the Company or the Seller, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Seller contained herein, and in purchasing the Securities the Buyer is not relying upon any representations other than those contained in this Agreement.

(o)           Buyer represents and warrants that Buyer has kept and will keep confidential any information made available in connection with its investigation of the Company and its intended business and agrees that all such information shall be kept in confidence by the Buyer and neither be used by the Buyer for the Buyer’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason (other than Buyer’s legal and tax advisors) notwithstanding that the Buyer’s Subscription may not be accepted by the Company.

(p)           Buyer acknowledges that it is purchasing shares from Seller, who is an “affiliate” of the Issuer as defined in Rule 405 under the Securities Act.

5.           Assignment of Registration Rights; No Lock-Up.  Together with the transfer of the Securities to the Buyers hereunder, the Seller hereby assigns all of its rights with respect to the Securities under that Registration Rights Agreement, dated January 31, 2011 (the "Registration Rights Agreement"), to the Buyers and the Buyers hereby accept such assignment and agree to be bound by the provisions of the Registration Rights Agreement.  The Seller shall cause the Company to (i) consent to such assignment and (ii) agree that all of the Securities purchased by the Buyers pursuant to this Agreement shall be registered and included in the Registration Statement, that such Securities shall not be subject to cutback or removal from the Registration Statement for any reason, including at the request of any underwriter or pursuant to the terms of the Registration Rights Agreement, and that such Securities shall not be subject to any lock-up, market stand-off or similar agreement. In the event that all or a portion of the Securities purchased by the Buyers pursuant to this Agreement (including any Adjustment Shares) are subject to a lock-up, cut-back, market stand-off or are not registered in the Registration Statement (such Securities referred to herein as the "Restricted Securities"), the Buyers will have the right to sell (at Buyers' election) any or all of the Restricted Securities to the Seller and Seller shall be obligated to buy (promptly following the exercise of such right by Buyers) such Restricted Securities from the Buyers at the greater of (i) the Per Share Price or (ii) the initial public offering price of the Qualified Offering.

6.           Closing.

(a)           Time; Place; Outcome.  The closing of the Sale of the Securities (the “Closing”) will take place on the date mutually agreed upon by Buyers and Seller, but in any event no later than July 25, 2011, unless mutually agreed to a later date by all Parties.  At the Closing, Seller shall transfer to the Buyers clear and marketable title to the Securities, free and clear of any and all liens, claims, encumbrances and adverse interests of any kind, by delivering to the Buyers the certificates for the Securities in negotiable form, duly endorsed in blank, with stock transfer powers executed and attached thereto, and Buyers shall deliver the funds representing the Purchase Price to Seller.

(b)           Conditions Precedent to Buyers' Obligations.  The obligations of the Buyers at the Closing shall be subject to the satisfaction on or prior to the Closing of the following conditions precedent, any one or more of which may be waived by the Buyers:

(i) Representations and Warranties.  The representations and warranties by the Seller in Section 3 hereof shall be true and accurate on and as of the Closing.

(ii)           Performance.  The Seller shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by the Seller prior to or at the Closing.

(iii) Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be presented and delivered to the Buyers, shall be satisfactory in substance and form to the Buyers or their counsel, and the Buyers or their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(iv)           Performance.  The Seller shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transaction and sale of the Securities.

(v)           Registration Rights Agreement.  The Company shall have consented to the assignment by the Seller of all of its rights under the Registration Rights Agreement to the Buyers and shall have agreed that the Buyers are holders of Registrable Securities under the Registration Rights Agreement.

 (c)           Conditions Precedent to Seller’s Obligations.  The obligations of the Seller at Closing shall be subject to the satisfaction, on or prior to the Closing, of the following conditions precedent, any one or more of which may be waived by the Seller.

(i) Representations and Warranties.  The representations of and warranties by the Buyers in Section 4 hereof shall be true and accurate on and as of the Closing.

(ii)           Performance.  The Buyers shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by them prior to or at the Closing.

(iii)           Consents; Authorizations.  The Buyers shall have secured all permits, consents and authorizations, if any, that shall be necessary or required lawfully to consummate this Agreement.

(iv)           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Seller or its counsel, and Seller or its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(d)           At any time and from time to time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

7.           Miscellaneous.

(a)           Entire Agreement.  This Agreement contains the entire understanding of the Parties and supersedes all previous verbal and written agreements.  There are no other agreements, representations, or warranties other than those specifically referenced or set forth herein.

(b)           Notices.  All notices or other documents under this Agreement shall be in writing and delivered in person or mailed by certified mail, postage prepaid, addressed to the Parties at the addresses first above written, on any new address designated in like manner by any party hereto.

(c)           Waiver.  No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

(d)           Survival of Agreements.  All agreements, covenants, representations and warranties contained herein or made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

(e)           Events of Termination.  Anything herein or elsewhere to contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the purchase of the Securities by mutual written consent of the Parties.

(f)           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.  Parties submits to the jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.  Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.  In the event of suit under this Agreement, the prevailing party will be entitled to costs, including reasonable attorneys’ fees; provided, however, in the event that damages are reduced from the original claim brought by the initiating party, the amount of costs provided shall so reflect such reduction by an equal pro rata amount.

(g)           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of Parties and the Company and their respective successors and assigns.

(h)           Execution and Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

(i) Headings.  The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of July 18, 2011.

SELLER:

Griffin Ventures, Ltd.

By:	/s/ Amir Heshmatpour
Name:	Amir Heshmatpour
Title:	Managing Director

BUYERS:

By:	/s/ Irving Bauman
Name:	Irving Bauman

SCHEDULE A

Name of Investor	Number of Securities	Purchase Price
Irving Bauman	75,472	$200,000

TOTAL	75,472	$200,000